UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 4, 2024

Tejon Ranch Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-07183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661-248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 4, 2024, Tejon Ranch Co. (the “Company”) entered into a Support Agreement (the “Support Agreement”) with Nitor Capital Management, LLC and David J. Spier (collectively, “Nitor”). The Support Agreement includes, among other provisions, certain standstill and voting commitments by Nitor that apply during a standstill period. The “standstill period” extends from the date of the Support Agreement until the earlier of (x) 30 calendar days prior to the advance notice deadline for making director nominations at the Company’s 2026 Annual Meeting of Shareholders and (y) 80 calendar days prior to the first anniversary of the 2025 Annual Meeting of Shareholders. Pursuant to the Support Agreement, the Company agreed to appoint Eric Speron (the “Appointee”) to the Board as a Director. Further, if the Appointee is unable to serve as a director during the standstill period, so long as Nitor owns a certain amount of the Company’s outstanding common stock, Nitor may recommend a replacement director pursuant to a process described in the Support Agreement. The description of the Support Agreement contained herein is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is filed as Exhibit 1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

For the exhibits that are filed herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

(10.01)	Support Agreement, by and between Company and Nitor, dated November 4, 2024 (filed herewith and incorporated herein by this reference).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2024	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, Chief Operating Officer

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